CALIFORNIA FIRST NATIONAL BANCORP
5 Hutton Centre Drive, Suite 250
Santa Ana, CA 92707

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 15, 2002

PROXY STATEMENT
SOLICITATION OF PROXIES

          The accompanying proxy is solicited by the Board of Directors of California First National Bancorp (the "Company") for use at the Company's Annual Meeting of Shareholders to be held at the Company's corporate offices at 5 Hutton Centre Drive, Suite 250, Santa Ana, California on Friday, November 15, 2002, 10:00 a.m., local time, and at any and all adjournments thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Where no specification is made on a properly executed and returned proxy, and unless otherwise indicated in this proxy statement, the shares will be voted FOR the election of all nominees for Directors named in the proxy. Any shareholder has the power to revoke his or her proxy at any time before the Annual Meeting. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by a subsequent proxy executed by the person executing the proxy and presented to the Annual Meeting or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

          This Proxy Statement is being mailed to the Company's shareholders on or about October 25, 2002. The solicitation of proxies will be made by mail and expenses will be paid by the Company, and will include forwarding solicitation materials regarding the meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some shareholders. All such further solicitation will be made by the Company's regular employees who will not receive additional compensation for that solicitation. The mailing address of the Company's principal executive office is 5 Hutton Centre Drive, Suite 250, Santa Ana, California 92707.

OUTSTANDING SHARES AND VOTING RIGHTS

          Only holders of record of the 11,099,528 shares of the Company's Common Stock outstanding at the close of business on October 18, 2002, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, and therefore will have the same effect as a negative vote, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

          No shareholder will be entitled to cumulate votes (i.e., cast for any candidate for election to the Board of Directors, a number of votes greater than the number of the shareholders' shares) unless the names of the candidate or candidates for whom votes will be cumulated have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected and the votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event of cumulative voting, the proxy holders intend to distribute the votes represented by the proxies solicited hereby in such proportions as they see fit. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of the majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. On all other matters, each share is entitled to one vote.

PRINCIPAL SHAREHOLDERS

          The following table sets forth, as of October 18, 2002, certain information as to the number of shares of the Company's Common Stock beneficially owned by each person who is known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock and by all directors and officers as a group.

Name and Address of Beneficial Owners	Amount of the Company's Common Stock Beneficially Owned	Percent of the Company's Common Stock Beneficially Owned
Patrick E. Paddon c/o California First National Bancorp 5 Hutton Centre Drive Santa Ana, CA 92707	6,386,163 (1)	56.9%
Glen T. Tsuma c/o California First National Bancorp 5 Hutton Centre Drive Santa Ana, CA 92707	1,356,772	12.2%
Donald P. Moriarty c/o McGrath, Doyle & Phair 150 Broadway New York, NY 10038	1,087,650	9.8%
Fidelity Management & Research One Federal St. Boston, MA 02110	628,900	5.7%
All Directors and Officers as a Group (6 persons)	7,933,452 (1,2)	69.8%

(1)    Does not include 38,940 shares of Common Stock held by Mr. Paddon's children, as to which Mr. Paddon disclaims any beneficial interest. Includes options to purchase 120,000 shares, which are exercisable within 60 days of October 18, 2002.
(2)    Includes options to purchase 265,057 shares, which are exercisable within 60 days of October 18, 2002.

ITEM 1

ELECTION OF DIRECTORS

          Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy, unless the proxy specifies otherwise, to vote the shares represented by the proxy FOR the election of the nominees set forth below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors.

          The nominees for the Board of Directors are Patrick E. Paddon, Glen T. Tsuma, Michael H. Lowry, Harris Ravine and Danilo Cacciamatta. Certain information as of October 18, 2002 with respect to the nominees for election as directors, including the number of shares of the Company's Common Stock beneficially owned by each of them as of October 18, 2002, is set forth under "Directors and Executive Officers" below.

          The Board of Directors met four times during the year ended June 30, 2002. The Board has established an Audit Committee and a Compensation Committee, both of which are made up on only independent directors, Messrs. Cacciamatta, Lowry and Ravine. The Audit Committee has responsibility for overviewing: (a) the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls, and (c) the annual audit of the Company's financial statements, including sole responsibility for engaging the independent auditors. The Audit Committee met two times during the year ended June 30, 2002. In August 2002, the Compensation Committee was formed. Prior to that time, the entire Board of Directors reviewed and approved executive compensation and the granting of stock options. One stock option meeting was held during the year ended June 30, 2002. All board and committee meetings were attended by each director.

          Directors who are employees of the Company do not receive any fees for their services as directors. Directors of the Company who are not employees receive annual compensation of $20,000 payable quarterly, plus expenses, for service on the Company and any subsidiary Board. Directors are entitled to participate in the Company's 1995 Stock Option Plan.

DIRECTORS AND EXECUTIVE OFFICERS

          Current members of the Board of Directors and executive officers, together with certain information regarding them, are as follows:

Name	Age	Position	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Patrick E. Paddon	51	Chief Executive Officer, President, Director	6,386,163 (1)	56.9%
Glen T. Tsuma	49	Chief Operating Officer, Secretary, Director	1,356,772	12.2%
Michael H. Lowry	57	Director	24,000 (2)	*

Harris Ravine	59	Director	30,000 (3)	*

Danilo Cacciamatta	56	Director	26,500 (4)	*

S. Leslie Jewett	47	Chief Financial Officer	110,017 (5)	*

* Less than one percent

1)    Excludes 38,940 shares held by Mr. Paddon's children, as to which Mr. Paddon disclaims any beneficial interest. Includes options to purchase 120,000 shares, which are exercisable within 60 days of October 18, 2002.
2)    Includes options to purchase 12,000 shares, which are exercisable within 60 days of October 18, 2002.
3)    Includes options to purchase 29,890 shares, which are exercisable within 60 days of October 18, 2002.
4)    Includes options to purchase 6,500 shares, which are exercisable within 60 days of October 18, 2002.
5)    Includes options to purchase 96,667 shares, which are exercisable within 60 days of October 18, 2002.

          Patrick E. Paddon founded the Company in 1977 and has served as the President and a Director of the Company since its inception. Prior to 1977, Mr. Paddon was the Manager of Corporate Planning and Budgets at Business Systems Technologies, a manufacturer of IBM plug-compatible peripheral equipment. Mr. Paddon is the spouse of Ms. Jewett.

          Glen T. Tsuma joined the Company in May 1981 and has been Chief Operating Officer since August 1989 and Secretary since October 1991. Prior to joining the Company, he was an audit manager with Arthur Young & Company.

          Michael H. Lowry was elected to the Board of Directors in August 1992. Mr. Lowry is a Managing Director of Nomura Securities International, Inc., an investment banking firm. Prior to joining Nomura Securities in February 1994, Mr. Lowry had been employed by the investment banking firm of Bear Stearns & Co., Inc. from 1991 to 1993 and by the investment banking firm of Kidder, Peabody & Co. Incorporated from 1970 to 1990.

          Harris Ravine was elected to the Board of Directors in February 1994. Mr. Ravine became a Partner of Meritage Associates LLP in April 2002. Meritage Associates is a management advisory organization that works with date storage and network companies in regards to the development of channel and alliance strategies. From April 2001 to March 2002, Mr Ravine was a member with Telecom Partners, a venture capital group. From June 2000 until March 2001, he was a partner of In_Fusion, an advisory services firm. From May 1997 to January 2000, Mr. Ravine was the Chairman and Chief Executive Officer of Andataco/IPL Systems, Inc. Prior thereto, Mr. Ravine was employed by Storage Technology Corporation, a computer manufacturer, in various capacities, including Executive Vice President, Chief Administrative Officer and Group Officer for Midrange Markets from June 1992 to January 1994.

          Danilo Cacciamatta was elected to the Board of Directors in June 2001. Mr. Cacciamatta is the Chief Executive Officer of Cacciamatta Accountancy Corporation, a position he has held for more than the past five years. Prior to forming Cacciamatta Accountancy Corporation, Mr. Cacciamatta was employed by KPMG Peat Marwick from 1972 to 1988 in a variety of positions, including audit partner from 1980 to 1988. Mr. Cacciamatta is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Cacciamatta also serves as co-founder and Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Cork Acquisition Corp. and Lombardia Acquisition Corp.

          S. Leslie Jewett joined the Company in September 1991 as Vice President - Finance. In April 1994, Ms. Jewett was named Chief Financial Officer of the Company. From 1981 to 1990, she held various management positions at Kidder, Peabody & Co. Incorporated, including Senior Vice President, Corporate Finance. Ms. Jewett has a BA from Swarthmore College and an MBA from Stanford University. Ms. Jewett is the spouse of Mr. Paddon.

EXECUTIVE COMPENSATION

            The following table discloses compensation paid by the Company to the Chief Executive Officer and the remaining most highly-paid executive officers for the three fiscal years ended June 30, 2002:

		Annual Compensation		Long-term Compensation	Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation (1)
Patrick E. Paddon	2002	$180,000	--	--	$2,000
Chief Executive Officer	2001	326,250	--	--	2,000
	2000	375,000	--	--	2,000
Glen T. Tsuma	2002	$180,000	--	--	$2,000
Chief Operating Officer	2001	180,000	--	--	2,000
	2000	180,000	--	--	2,000
S. Leslie Jewett	2002	$140,000	--	--	$2,000
Chief Financial Officer	2001	170,000	--	--	2,000
	2000	180,000	--	--	2,000
Neil G. Kenduck (2)	2002	$162,467	--	--	$2,000
General Counsel	2001	235,000	45,903	--	2,000
	2000	220,000	48,369	--	2,000

  1. Company contribution under the Company's 401(k) Plan, subject to certain vesting restrictions.
  2. Mr. Kenduck passed away in March 2002.

Option Grants in Last Fiscal Year

          There were no stock option grants issued to executive officers during fiscal 2002.

Aggregate Option Exercises and Fiscal Year End Option Value

          The following table sets forth information with respect to the unexercised options held by the executive officers as of the end of the fiscal year:
Number of Unexercised Options at June 30, 2002	Value of Unexercised In-the-Money Options at June 30, 2002 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick E. Paddon	60,000	240,000	$409,800	$1,639,200
Glen T. Tsuma	--	--	--	--
S. Leslie Jewett	86,667	96,667	$616,101	$ 794,403

__________________________

  Represents the difference between the most recent closing price of the Common Stock as of June 30, 2002 as reported by NASDAQ and the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          In August 2002, the Board of Directors established a Compensation Committee. Prior to that time, the Company had not established a standing compensation committee but instead all executive compensation issues were subject to the review of the entire Board of Directors. For the fiscal year ending June 30, 2003, the compensation of the Company's executive officers, including the Chief Executive Officer, has been reviewed and approved by the Compensation Committee.

          The Company's compensation practices have generally been designed to bind the interests of the Company's key executives to the long-term performance of the Company and its shareholders. Compensation for all executives is comprised primarily of 1) base salary and 2) equity participation through common stock ownership or common stock options. Bonus compensation has been paid to certain executives from time to time. Base salaries and bonuses are established according to the particular position of the individual executive, the current economic and business circumstances of the Company, and competitive conditions in the employment marketplace. To assess the 2002 compensation level of the Company's key executives relative to their peers, the Company examined the compensation plans of other public leasing companies, comparable financial service firms and similar emerging growth companies. In April 2001, in response to declining earnings during fiscal 2001 and in an effort to reduce overhead expenses, the base salaries for Mr. Paddon and Ms. Jewett were reduced by 52% and 22%, respectively. This decrease was left unchanged in fiscal 2002.

          The Company believes that the cash compensation paid to the Company's executive officers is generally less than that paid to others in comparable positions, and reflects their status as significant shareholders of the Company. The equity participation of the Company's executive officers, both through direct ownership and common stock options, is generally greater than other comparable companies. The executive officers of the Company beneficially own approximately 69% of the Company's common stock outstanding. Through having a substantial portion of each executive's long-term compensation derived from participation in the Company's common stock, the Compensation Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's other shareholders.

CEO Compensation

          Patrick E. Paddon's, Chief Executive Officer, cash compensation was set at $180,000 at the beginning of fiscal 2002. Mr. Paddon's compensation in fiscal 2002 was not specifically tied to any measures of return on equity or earnings targets, but was reduced from the previous amount of $375,000 in response to the Company's lower profitability. Following the most recent review, the Compensation Committee believes Mr. Paddon's compensation is below that of most chief executive officers at other comparable companies. Mr. Paddon has requested and the Compensation Committee has agreed to accept his decision to keep his compensation in fiscal 2003 at $180,000.

Compensation Committee Interlocks and Insider Participation

          Prior to August 2002, Mr. Paddon and Mr. Tsuma, as executive officers and directors of the Company, participated in all board compensation decisions. Mr. Paddon and Mr. Tsuma will continue to review all stock option grants. Mr. Tsuma has not received any stock option grants in the last five years. Mr. Paddon was granted an option on August 4, 2000 to purchase 300,000 shares at $9.25 with a five year vesting schedule, which replaced an option to purchase 300,000 shares at $3.50 which expired unexercised in September 2000.

AUDIT COMMITTEE REPORT

          The audit committee of the Company's board of directors consists of three directors who have been determined to be "independent" and "financially literate" as defined in the National Association of Security Dealers ("NASD") listing standards. In consideration of these guidelines, at a meeting on June 9, 2000, the Audit Committee unanimously adopted an Audit Committee Charter, which was amended in August 2002 in response to more recent guidelines. A copy of the amended charter is attached hereto as an Appendix.

          The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the Company's independent accountants, PriceWaterhouseCoopers LLP ("PWC"), required by Independence Standards Board Standard No. 1, as modified or supplemented; and discussed with PWC the auditors' independence. The Audit Committee also discussed with PWC the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

          Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2002 be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors,

Harris Ravine
Michael Lowry
Danilo Cacciamatta

Fees Billed for Services Rendered by PriceWaterhouseCoopers LLC

        The Audit Committee retained PWC as the Company's independent auditors to audit the Company's financial statements for fiscal 2002. The aggregate fees billed by PWC include fees for the following services rendered during fiscal 2002:

Audit Fees totaling $150,000, which included fees for the review and examination of the Company's consolidated financial statements, quarterly reviews of interim financial statements, and consultations on accounting matters related to the financial statements.

No amounts for Financial Information Systems Design and Implementation Fees.

All Other Fees totaled $32,753.

          The Audit Committee has concluded the provision of the non-audit services listed as "All Other Fees" above is compatible with maintaining the independence of PWC.

COMMON STOCK PERFORMANCE GRAPH

          The graph below shows a comparison of the five-year cumulative return among the Company, the NASDAQ Composite Index and a peer group of public leasing companies comprised of Financial Federal Corporation, DVI, Inc. and Electro Rent Corporation, each of which are engaged in the equipment leasing industry as a substantial part of their business, and whose shares have traded publicly for at least five years.

INDEPENDENT PUBLIC ACCOUNTANTS

          Representatives of PriceWaterhouseCoopers LLP, the Company's independent public accountants for the year ended June 30, 2002 and quarterly reviews for fiscal 2003, are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

ANNUAL REPORT AND OTHER SEC FILINGS

          The Annual Report on Form 10-K for the fiscal years ended June 30, 2002 and 2001, including the financial statements and schedule thereto, as filed with the Securities and Exchange Commission, has been included in the Company's Annual Report, which accompanies this Proxy Statement.

Section 16 of the 34 Act

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers and any persons holding 10% or more of the Company's Common Stock to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission. Based upon a review of information furnished to the Company during the fiscal year ended June 30, 2002, all required forms were filed on a timely basis.

PROPOSALS OF SHAREHOLDERS

          All proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be directed to the attention of and received by the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, before June 30, 2003 if they are to be considered for inclusion in the Proxy Statement and form of Proxy used in connection with the meeting, in accordance with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or any adjournment thereof, proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors

Glen T. Tsuma Secretary

Santa Ana, California
October 25, 2002

APPENDIX

CALIFORNIA FIRST NATIONAL BANCORP

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the California First National Bancorp Audit Committee (the "Audit Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing: (a) the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls, and (c) the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Audit Committee are in place to represent the Company's shareholders; accordingly, the independent auditor is ultimately accountable to the Board and the Audit Committee. In order to accomplish this, the Audit Committee must maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

The Audit Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Audit Committee shall be comprised of not less than three members of the Board, and the Audit Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers ("NASD"). Accordingly, all of the members will be directors:

  Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Audit Committee. In addition, at least one member of the Audit Committee will have accounting or related financial management expertise.

Key Responsibilities

The Audit Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

  The Audit Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  As a whole, or through the Audit Committee chair, the Audit Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  The Audit Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  The Audit Committee shall:

  have the sole authority and responsibility to select (or nominate for shareholder approval), evaluate, hire and, where appropriate, fire the outside auditor;

  approve in advance any services to be performed for the Company by the independent auditors not related to the audit engagement;

  request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

  have the authority to consult with and hire legal and other accounting professionals if considered necessary under certain circumstances;

  discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

  recommend that the Board take appropriate action to oversee the independence of the outside auditor.